Exhibit 99

MEREDITH REPORTS STRONG FISCAL 2010 FOURTH QUARTER & FULL YEAR RESULTS

EPS increases 27 percent in fourth quarter and 10 percent for full fiscal 2010 before special items

DES MOINES, IA (July 29, 2010) - Meredith Corporation (NYSE: MDP), the leading media and marketing company serving American women, today reported fiscal 2010 fourth quarter earnings per share of $0.73, compared to a loss of $3.64 per share in the prior year, which included a non-cash impairment charge of $4.11 per share. Excluding the impairment charge and other special items in both periods, fiscal 2010 fourth quarter earnings per share grew to $0.70, up 27 percent from $0.55 in the prior year.

Fiscal 2010 fourth quarter total revenues grew to $365 million, up 6 percent from the prior year. Advertising revenues increased to $202 million - up 7 percent from the prior year - as both National and Local Media Group advertising grew.

Fiscal 2010 full year earnings per share from continuing operations were $2.28, compared to a loss of $2.28 per share in the prior year which included the impairment charge. Excluding the impairment charge and other special items in both periods, fiscal 2010 earnings per share from continuing operations grew to $2.23, up 10 percent from $2.03 in the prior year. Information on special items recorded in fiscal 2010 and fiscal 2009 is available in Tables 1-4 of this press release.

Fiscal 2010 full year total revenues were $1.39 billion, compared to $1.41 billion in the prior year. Total advertising revenues were $781 million, compared to $787 million in the prior year. Excluding $14 million of net incremental political advertising generated in the prior year, advertising revenues grew 1 percent in fiscal 2010.

“Fiscal 2010 marked a return to earnings growth as we strengthened our business across the board,” said Meredith Chairman and Chief Executive Officer Stephen M. Lacy. “We increased advertising market share in both magazine and television, grew the size of our consumer audiences, and generated higher sales of our licensed products at retail. Additionally, we made important investments in new media platforms including mobile and eTablets.”

Lacy also cited the following fiscal 2010 achievements resulting from disciplined expense control and careful cash management:

•
Operating costs declined by 3 percent, excluding special items.

•
Cash flow from operations rose to $192 million, compared to $181 million in the prior year.

•
Total debt was reduced 20 percent to $300 million.

•
Meredith renewed its $150 million revolving credit facility for a three-year term.

•
The Company increased shareholder value, including an increase in its dividend for the 17th consecutive year.

Central to Meredith's strong results were performance improvement initiatives launched in fiscal 2008 - when the early signs of the economic downturn appeared - and expanded in fiscal 2009 and 2010. In fiscal 2010, Meredith:

•
Made impressive advertising market share gains - Meredith's share of overall magazine industry advertising revenues increased to 12.3 percent - the highest in history - and up from 9.5 percent two years ago. This marked the fifth consecutive year of magazine market share gains for Meredith. In addition, Meredith's television stations outperformed the industry in fiscal 2010, according to Television Bureau of Advertising data.

•
Increased its connection to the consumer - Readers of Meredith's measured magazines grew to 113 million, according to recent data from Mediamark Research and Intelligence, and profitability from circulation rose. Meredith television stations achieved higher ratings, and the daily Better television show, Meredith's nationally syndicated program, will increase its carriage to more than 80 markets reaching over 50 percent of U.S. television households starting this fall. Unique visitors and page views across Meredith's 60 Web sites rose approximately 20 percent each.

•
Re-engineered its core operations - Meredith made significant progress against a series of re-engineering initiatives inside its National and Local media groups in fiscal 2010, including content creation, sales, and consumer marketing. These initiatives resulted in efficiencies and improved products. Meredith was named Publishing Company of the Year by Ad Age for the third time in seven years, and received numerous industry accolades in fiscal 2010.

•
Invested in new media platforms - Meredith took several steps in the mobile media space, launching mobile platforms for its largest consumer brands, and joining publishing and broadcasting industry consortiums to further develop the mobile and eTablet platforms for consumers and advertisers. In early fiscal 2011, Meredith completed its acquisition of mobile marketing firm The Hyperfactory.

Meredith's performance was particularly strong in the second half of fiscal 2010, as all major businesses delivered revenue growth over the prior year. Specifically, total advertising revenues rose 7 percent, led by 16 percent growth in non-political television advertising. Brand Licensing revenues rose 50 percent led by increased sales of Better Homes and Gardens branded products at Walmart. Meanwhile, Meredith Integrated Marketing revenues rose 5 percent. These gains in revenues, combined with disciplined expense control, led to 26 percent growth in second half operating profit when compared to the prior year period, excluding special items.

OPERATING DETAIL

National Media Group
Fiscal 2010 fourth quarter National Media Group operating profit was $46 million, even with the prior year. Excluding special items, fourth quarter operating profit was $48 million, even with the prior year. Fourth quarter revenues were $288 million, up 2 percent, while fourth quarter advertising revenues were $135 million, up 1 percent.

Fiscal 2010 full year National Media Group operating profit was $167 million, up 11 percent from the prior year. Excluding special items, fiscal 2010 National Media Group operating profit was $175 million, up 10 percent from the prior year. Revenues were $1.11 billion versus $1.13 billion, and advertising revenues were $526 million versus $530 million.

Looking more closely at fiscal 2010 advertising performance:

•
Eleven of Meredith's 14 measured titles grew their share of advertising revenues, according to Publishers Information Bureau (PIB).

•
Within Meredith's 28-magazine competitive set, the Company increased its share to 39 percent, also a historical high, and up from 36 percent two years ago.

•
Meredith Interactive Media advertising revenues rose 17 percent as the primary advertising positions on the Company's major Web sites were nearly sold out in the fourth quarter.

Meredith Integrated Marketing revenues were $164 million in fiscal 2010 compared to $176 million in the prior year. This business experienced the effects of the recession later than Meredith's advertising-driven businesses. However, revenues rose 5 percent in the second half of fiscal 2010 from the prior year due primarily to strong new business development, including new programs with Chrysler Group LLC., Lowe's Companies Inc., SunTrust Banks Inc., Mitsubishi Motors North America Inc., and Pizza Hut Inc.

“The combination of enhanced sales and marketing strategies, business re-engineering and careful control of expenses all contributed to National Media Group 11 percent operating profit growth,” Lacy said. “We also strengthened our connection to the consumer, delivered market share gains and made investments in new digital media platforms.”

Local Media Group
Fiscal 2010 fourth quarter operating profit was $21 million, compared to a loss of $292 million in the prior year period including a $295 million non-cash impairment charge. Excluding special items, fiscal 2010 fourth quarter operating profit more than tripled. Fourth quarter revenues were $77 million, up 23 percent from the prior year.

Fiscal 2010 full year Local Media Group operating profit was $53 million, compared to a year-ago loss of $258 million, which included the impairment charge. Excluding special items, fiscal 2010 Local Media Group operating profit was $52 million, up 23 percent from the prior year. Revenues were $282 million in fiscal 2010, up 3 percent from the prior year even with $14 million less in net political advertising revenue.

Looking more closely at fiscal 2010 non-political advertising performance:

•
Revenues grew 5 percent, led by improved performance in the automotive, professional services and restaurant categories.
•
Meredith stations in six of its 10 markets grew revenues from the prior year. In the fiscal fourth quarter, Meredith stations in all of its markets posted revenue growth from the prior year period.
•
Meredith outperformed the industry as a whole, according to Television Bureau of Advertising data.

“The significantly improved results in non-political advertising revenues in our Local Media business in fiscal 2010, driven largely by automotive category spending, demonstrate the appeal that broadcast television has for advertisers due to its unparalleled reach and effectiveness,” Lacy said. “There simply is no more powerful media platform that drives consumers to retail outlets than local broadcast television.”
Meredith delivered a strong ratings book in the most recent May measurement period. Of note:

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Meredith's CBS affiliate in Hartford continues to lead the market and finished first in every newscast for the seventh consecutive ratings book.
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Nashville was No. 1 in every evening news period for the sixth consecutive book, and Portland was No. 1 in late news.
•
Atlanta continued to gain share - reaching the No. 2 position in late news in the important 25-54 year old demographic - while Las Vegas, Phoenix and Kansas City were strong No. 2s in late news, too.

Revenues from retransmission fees rose more than 40 percent in fiscal 2010 and were up 16 percent in the fourth quarter. Meredith Video Studios revenues were up strongly in both fiscal 2010 and in the fourth quarter.

OTHER FINANCIAL INFORMATION

Meredith generated $192 million in cash flow from operations during fiscal 2010, up from $181 million in the prior year. Meredith generated $52 million in cash flow from operations during the fourth quarter of fiscal 2010, up nearly 25 percent from the prior year.

Meredith's total debt was $300 million at June 30, 2010, $80 million less than at the prior fiscal year end. Meredith's debt-to-EBITDA ratio was well under existing debt covenants at 1.3 to 1. On June 16, Meredith renewed its $150 million revolving credit agreement. The new three-year agreement, which can be increased to $300 million under certain circumstances, gives Meredith financing capacity if attractive investment opportunities become available.

In early July, Meredith purchased the remaining interest in mobile marketing firm The Hyperfactory. Meredith acquired its initial interest in July 2009. The transaction is not expected to have a material impact on Meredith's fiscal 2011 results.

All earnings per share figures in the text of this release are diluted. Both basic and diluted earnings per share can be found in the attached consolidated statements of earnings (loss).

OUTLOOK

Meredith expects fiscal 2011 full year earnings per share will range from $2.40 to $2.75. Looking more closely at full year fiscal 2011:

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Meredith continues to face a volatile advertising environment impacted by the uncertain economic climate.
•
The Company expects high-single-digit increases in both paper prices and postage rates.
•
Meredith expects investment spending of approximately $5-$6 million related to development of the eTablet platform, including the Next Issue Media industry consortium.
•
The Company expects to benefit from an estimated $25 to $30 million of net political advertising revenues at its television stations, with the majority being booked in the second quarter of fiscal 2011. Meredith generated $9 million of net political advertising in fiscal 2010.

Meredith expects fiscal 2011 first quarter earnings per share to range from $0.47 to $0.52. Looking more closely at the first quarter of fiscal 2011:

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Total Company advertising revenue is expected to increase 6-7 percent over the prior year period.

•
Local Media Group non-political advertising revenue pacings, which are a snapshot in time and change frequently, are currently up in the mid-to-high teens. Depending on the strength of political advertising and its related impact on total advertising inventory, non-political pacings may moderate as the quarter progresses.

•
National Media Group advertising revenues are expected to be flat to down slightly on higher nets per page as the Company cycles against its strongest quarter of industry over-performance.

A number of uncertainties remain that may affect Meredith's outlook as stated in this press release for the first fiscal quarter and full year of 2011. These uncertainties are referenced below under “Safe Harbor” and in certain SEC filings.

CONFERENCE CALL WEBCAST

Meredith will host a conference call on July 29, 2010, at 11:00 a.m. EDT to discuss fourth quarter and full year fiscal 2010 results. A live webcast will be accessible to the public on the Company's Web site, www.meredith.com, and a replay will be available for one week. A transcript will be available within 48 hours after the call at www.meredith.com.

RATIONALE FOR USE AND ACCESS TO NON-GAAP MEASURES

Management uses and presents GAAP and non-GAAP results to evaluate and communicate the performance of the Company. Non-GAAP measures should not be construed as alternatives to GAAP measures. EBITDA is a common supplemental measure of performance used by investors and financial analysts. Management believes that EBITDA provides an additional analytical tool to clarify the Company's results from core operations and delineate underlying trends. Meredith does not use EBITDA as a measure of liquidity or funds available for management's discretionary use because it includes certain contractual and non-discretionary expenditures.

Results excluding the special items recorded in fiscal 2010 and 2009 are also supplemental non-GAAP financial measures. Management believes these items are not reflective of Meredith's ongoing business activities. While results excluding the special items are not a substitute for reported earnings results under GAAP, management believes this information is useful as an aid in better understanding Meredith's current performance, performance trends and financial condition. Reconciliations of non-GAAP to GAAP measures are included in the attached tables. The attached consolidated financial statements and reconciliation tables will be made available at www.meredith.com.

SAFE HARBOR

This release contains certain forward-looking statements that are subject to risks and uncertainties. These statements are based on management's current knowledge and estimates of factors affecting the Company and its operations. Statements in this announcement that are forward-looking include, but are not limited to, the statements regarding broadcasting pacings, publishing advertising revenues, paper and postage costs and investment spending, along with the Company's earnings per share outlook for the first fiscal quarter and full year fiscal 2011.

Actual results may differ materially from those currently anticipated. Factors that could adversely affect future results include, but are not limited to, downturns in national and/or local economies; a softening of the domestic advertising market; world, national or local events that could disrupt broadcast television; increased consolidation among major advertisers or other events depressing the level of advertising spending; the unexpected loss or insolvency of one or more major clients; the integration of acquired businesses; changes in consumer reading, purchasing and/or television viewing patterns; increases in paper, postage, printing, syndicated programming or other costs; changes in television network affiliation agreements; technological developments affecting products or methods of distribution; changes in government regulations affecting the Company's industries; unexpected changes in interest rates; and the consequences of acquisitions and/or dispositions. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

ABOUT MEREDITH CORPORATION

Meredith Corporation (NYSE:MDP; www.meredith.com) is the leading media and marketing company serving American women.  Meredith combines well-known national brands - including Better Homes and Gardens, Parents, Ladies' Home Journal, Family Circle, American Baby, Fitness and More - with local television brands in fast-growing markets.  Meredith is the industry leader in creating content in key consumer interest areas such as home, family, health and wellness and self-development.  Meredith uses multiple distribution platforms - including print, television, online, mobile and video - to give consumers content they desire and to deliver the messages of its marketing partners.  Additionally, Meredith uses its many assets to create powerful custom marketing solutions for many of the nation's top brands and companies. Meredith has significantly added to its capabilities in this area through the acquisition of cutting-edge companies in areas such as digital, mobile, word-of-mouth, social and database marketing.

Shareholder/Financial Analyst Contact: Mike Lovell Director of Investor Relations Phone: (515) 284.3622 E-mail: Mike.Lovell@Meredith.com	Media Contact: Art Slusark Vice President/Corporate Communications Phone: (515) 284.3404 E-mail: Art.Slusark@Meredith.com

Meredith Corporation and Subsidiaries
Consolidated Statements of Earnings (Loss) (Unaudited)

	Three Months		Twelve Months
Period Ended June 30,	2010	2009	2010	2009
(In thousands except per share data)
Revenues
Advertising	$202,382	$189,316	$781,236	$787,207
Circulation	70,794	69,723	282,480	280,809
All other	91,941	86,810	324,014	340,781
Total revenues	365,117	345,849	1,387,730	1,408,797
Operating expenses
Production, distribution, and editorial	136,263	154,977	574,784	646,595
Selling, general, and administrative	161,366	138,696	589,664	560,219
Depreciation and amortization	10,365	10,236	40,898	42,582
Impairment charge	—	294,529	—	294,529
Total operating expenses	307,994	598,438	1,205,346	1,543,925
Earnings (loss) from operations	57,123	(252,589)	182,384	(135,128)
Interest income	26	308	51	656
Interest expense	(3,847)	(5,079)	(18,584)	(20,777)
Earnings (loss) from continuing operations before income taxes	53,302	(257,360)	163,851	(155,249)
Income taxes	(19,933)	93,508	(59,888)	52,742
Earnings (loss) from continuing operations	33,369	(163,852)	103,963	(102,507)
Income (loss) from discontinued operations, net of taxes	—	160	—	(4,577)
Net earnings (loss)	$33,369	$(163,692)	$103,963	$(107,084)

Basic earnings (loss) per share
Earnings (loss) from continuing operations	$0.74	$(3.64)	$2.30	$(2.28)
Discontinued operations	—	—	—	(0.10)
Basic earnings (loss) per share	$0.74	$(3.64)	$2.30	$(2.38)
Basic average shares outstanding	45,381	45,016	45,289	45,042

Diluted earnings (loss) per share
Earnings (loss) from continuing operations	$0.73	$(3.64)	$2.28	$(2.28)
Discontinued operations	—	—	—	(0.10)
Diluted earnings (loss) per share	$0.73	$(3.64)	$2.28	$(2.38)
Diluted average shares outstanding	45,774	45,016	45,544	45,042

Dividends paid per share	$0.230	$0.225	$0.910	$0.880

Meredith Corporation and Subsidiaries
Segment Information (Unaudited)

	Three Months		Twelve Months
Period Ended June 30,	2010	2009	2010	2009
(In thousands)
Revenues
National media group
Advertising	$134,520	$133,528	$526,490	$530,155
Circulation	70,794	69,723	282,480	280,809
Other revenues	82,690	80,115	296,398	323,297
Total national media group	288,004	283,366	1,105,368	1,134,261
Local media group
Non-political advertising	63,969	55,390	245,501	233,533
Political advertising	3,893	398	9,245	23,519
Other revenues	9,251	6,695	27,616	17,484
Total local media group	77,113	62,483	282,362	274,536
Total revenues	$365,117	$345,849	$1,387,730	$1,408,797

Operating profit (loss)
National media group	$46,191	$45,948	$167,423	$151,017
Local media group	20,619	(292,147)	52,910	(257,774)
Unallocated corporate	(9,687)	(6,390)	(37,949)	(28,371)
Income (loss) from operations	$57,123	$(252,589)	$182,384	$(135,128)

Depreciation and amortization
National media group	$3,563	$3,590	$14,406	$15,433
Local media group	6,257	6,193	24,417	25,181
Unallocated corporate	545	453	2,075	1,968
Total depreciation and amortization	$10,365	$10,236	$40,898	$42,582

EBITDA [1]
National media group	$49,754	$49,538	$181,829	$166,450
Local media group	26,876	(285,954)	77,327	(232,593)
Unallocated corporate	(9,142)	(5,937)	(35,874)	(26,403)
Total EBITDA [1]	$67,488	$(242,353)	$223,282	$(92,546)

Adjusted EBITDA [2]
National media group	$49,754	$49,538	$181,829	$166,450
Local media group	26,876	8,575	77,327	61,936
Unallocated corporate	(9,142)	(5,937)	(35,874)	(26,403)
Total adjusted EBITDA [2]	$67,488	$52,176	$223,282	$201,983

1 EBITDA is earnings (loss) from continuing operations before interest, taxes, depreciation, and amortization.
[2] Adjusted EBITDA is earnings (loss) from continuing operations before interest, taxes, depreciation, amortization, and impairment charge.

Meredith Corporation and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)

	June 30,	June 30,
Assets	2010	2009
(In thousands)
Current assets
Cash and cash equivalents	$48,574	$27,910
Accounts receivable, net	223,630	192,367
Inventories	26,807	28,151
Current portion of subscription acquisition costs	57,917	60,017
Current portion of broadcast rights	5,423	8,297
Other current assets	19,076	23,398
Total current assets	381,427	340,140
Property, plant, and equipment	450,966	444,904
Less accumulated depreciation	(263,964)	(253,597)
Net property, plant, and equipment	187,002	191,307
Subscription acquisition costs	55,228	63,444
Broadcast rights	2,977	4,545
Other assets	59,138	45,907
Intangible assets, net	552,210	561,581
Goodwill	489,334	462,379
Total assets	$1,727,316	$1,669,303

Liabilities and Shareholders' Equity
Current liabilities
Current portion of long-term debt	$50,000	$—
Current portion of long-term broadcast rights payable	9,892	10,560
Accounts payable	109,897	86,381
Accrued expenses and other liabilities	109,225	81,544
Current portion of unearned subscription revenues	159,292	170,731
Total current liabilities	438,306	349,216
Long-term debt	250,000	380,000
Long-term broadcast rights payable	8,961	11,851
Unearned subscription revenues	130,699	148,393
Deferred income taxes	114,240	64,322
Other noncurrent liabilities	96,765	106,138
Total liabilities	1,038,971	1,059,920
Shareholders' equity
Common stock	36,329	35,934
Class B stock	9,086	9,133
Additional paid-in capital	66,311	53,938
Retained earnings	604,624	542,006
Accumulated other comprehensive loss	(28,005)	(31,628)
Total shareholders' equity	688,345	609,383
Total liabilities and shareholders' equity	$1,727,316	$1,669,303

Meredith Corporation and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)

Twelve Months Ended June 30,	2010	2009
(In thousands)

Net cash provided by operating activities	$191,651	$180,920

Cash flows from investing activities
Acquisitions of businesses	(27,505)	(6,218)
Additions to property, plant, and equipment	(24,721)	(23,475)
Proceeds from dispositions of assets	—	636
Net cash used in investing activities	(52,226)	(29,057)

Cash flows from financing activities
Proceeds from issuance of long-term debt	160,000	145,000
Repayments of long-term debt	(240,000)	(250,000)
Purchases of Company stock	(6,274)	(21,801)
Dividends paid	(41,345)	(39,730)
Proceeds from common stock issued	9,573	4,278
Excess tax benefits from share-based payments	606	906
Other	(1,321)	(250)
Net cash used in financing activities	(118,761)	(161,597)
Net increase (decrease) in cash and cash equivalents	20,664	(9,734)
Cash and cash equivalents at beginning of year	27,910	37,644
Cash and cash equivalents at end of year	$48,574	$27,910

Table 1
Meredith Corporation and Subsidiaries
Supplemental Disclosures Regarding Non-GAAP Financial Measures

Special Items - The following table shows results of operations excluding special items and as reported with the difference being the special items. Results of operations excluding special items are non-GAAP measures. Management's rationale for presenting non-GAAP measures is included in the text of this earnings release.

Period Ended June 30, 2010	Three Months				Twelve Months
	Excluding Special Items	Special Items		As Reported	Excluding Special Items	Special Items		As Reported
(In thousands except per share data)
Revenues
Advertising	$202,382	$—		$202,382	$781,236	$—		$781,236
Circulation	70,794	—		70,794	282,480	—		282,480
All other	91,941	—		91,941	324,014	—		324,014
Total revenues	365,117	—		365,117	1,387,730	—		1,387,730
Operating expenses
Production, distribution, and editorial	136,263	—		136,263	573,337	1,447	(a)	574,784
Selling, general, and administrative	160,478	888	(b)	161,366	584,391	5,273	(c)	589,664
Depreciation and amortization	10,365	—		10,365	40,898	—		40,898
Total operating expenses	307,106	888		307,994	1,198,626	6,720		1,205,346
Income from operations	58,011	(888)		57,123	189,104	(6,720)		182,384
Interest income	26	—		26	51	—		51
Interest expense	(3,847)	—		(3,847)	(18,584)	—		(18,584)
Earnings before income taxes	54,190	(888)		53,302	170,571	(6,720)		163,851
Income taxes	(21,956)	2,023	(d)	(19,933)	(69,079)	9,191	(e)	(59,888)
Net earnings	$32,234	$1,135		$33,369	$101,492	$2,471		$103,963

Basic earnings per share	$0.71	$0.03		$0.74	$2.24	$0.06		$2.30
Basic average shares outstanding	45,381	45,381		45,381	45,289	45,289		45,289

Diluted earnings per share	$0.70	$0.03		$0.73	$2.23	$0.05		$2.28
Diluted average shares outstanding	45,774	45,774		45,774	45,544	45,544		45,544

(a) Write-down of art and manuscript inventory resulting from the repositioning of certain national media group operations
(b) Reversal of restructuring charges for severance costs offset by the impairment of an investment
(c) Severance costs, write-down of subscription acquisition costs, and the impairment of an investment partially offset by the reversal of restructuring charges
(d) Resolution of tax contingencies net of additional tax expense related to the reversal of restructuring changes
(e) Tax benefit as a result of state and local legislation, the resolution of tax contingencies, and the tax benefit of net restructuring charges

Table 2
Meredith Corporation and Subsidiaries
Supplemental Disclosures Regarding Non-GAAP Financial Measures

Special Items - The following table shows results of operations excluding special items and as reported with the difference being the special items. Results of operations excluding special items are non-GAAP measures. Management's rationale for presenting non-GAAP measures is included in the text of this earnings release.

Period Ended June 30, 2010	Three Months				Twelve Months
	Excluding Special Items	Special Items		As Reported	Excluding Special Items	Special Items		As Reported
(In thousands)
Revenues
National media group
Advertising	$134,520	$—		$134,520	$526,490	$—		$526,490
Circulation	70,794	—		70,794	282,480	—		282,480
Other revenues	82,690	—		82,690	296,398	—		296,398
Total national media group	288,004	—		288,004	1,105,368	—		1,105,368
Local media group
Non-political advertising	63,969	—		63,969	245,501	—		245,501
Political advertising	3,893	—		3,893	9,245	—		9,245
Other revenues	9,251	—		9,251	27,616	—		27,616
Total local media group	77,113	—		77,113	282,362	—		282,362
Total revenues	$365,117	$—		$365,117	$1,387,730	$—		$1,387,730

Operating profit
National media group	$47,542	$(1,351)	(a)	$46,191	$174,606	$(7,183)	(b)	$167,423
Local media group	20,156	463	(c)	20,619	52,447	463	(c)	52,910
Unallocated corporate	(9,687)	—		(9,687)	(37,949)	—		(37,949)
Income from operations	$58,011	$(888)		$57,123	$189,104	$(6,720)		$182,384

Depreciation and amortization
National media group	$3,563	$—		$3,563	$14,406	$—		$14,406
Local media group	6,257	—		6,257	24,417	—		24,417
Unallocated corporate	545	—		545	2,075	—		2,075
Total depreciation and amortization	$10,365	$—		$10,365	$40,898	$—		$40,898

EBITDA[1]
National media group	$51,105	$(1,351)	(a)	$49,754	$189,012	$(7,183)	(b)	$181,829
Local media group	26,413	463	(c)	26,876	76,864	463	(c)	77,327
Unallocated corporate	(9,142)	—		(9,142)	(35,874)	—		(35,874)
Total EBITDA[1]	$68,376	$(888)		$67,488	$230,002	$(6,720)		$223,282

1 EBITDA is earnings from continuing operations before interest, taxes, depreciation, and amortization.

(a) Reversal of restructuring charges for severance costs offset by the impairment of an investment
(b) Severance costs, write-down of art and manuscript inventory and subscription acquisition costs, and the impairment of an investment partially offset by the reversal of restructuring charges
(c) Reversal of restructuring charges for severance costs

Table 3
Meredith Corporation and Subsidiaries
Supplemental Disclosures Regarding Non-GAAP Financial Measures

Special Items - The following table shows results of operations excluding special items and as reported with the difference being the special items. Results of operations excluding special items are non-GAAP measures. Management's rationale for presenting non-GAAP measures is included in the text of this earnings release.

Period Ended June 30, 2009	Three Months				Twelve Months
	Excluding Special Items	Special Items		As Reported	Excluding Special Items	Special Items		As Reported
(In thousands except per share data)
Revenues
Advertising	$189,316	$—		$189,316	$787,207	$—		$787,207
Circulation	69,723	—		69,723	280,809	—		280,809
All other	86,810	—		86,810	340,781	—		340,781
Total revenues	345,849	—		345,849	1,408,797	—		1,408,797
Operating expenses
Production, distribution, and editorial	154,977	—		154,977	646,595	—		646,595
Selling, general, and administrative	133,171	5,525	(a)	138,696	545,661	14,558	(a)	560,219
Depreciation and amortization	10,236	—		10,236	42,582	—		42,582
Impairment charge	—	294,529	(b)	294,529	—	294,529	(b)	294,529
Total operating expenses	298,384	300,054		598,438	1,234,838	309,087		1,543,925
Income (loss) from operations	47,465	(300,054)		(252,589)	173,959	(309,087)		(135,128)
Interest income	308	—		308	656	—		656
Interest expense	(5,079)	—		(5,079)	(20,777)	—		(20,777)
Earnings (loss) before income taxes	42,694	(300,054)		(257,360)	153,838	(309,087)		(155,249)
Income taxes	(18,047)	111,555	(c)	93,508	(62,335)	115,077	(c)	52,742
Earnings (loss) from continuing operations	24,647	(188,499)		(163,852)	91,503	(194,010)		(102,507)
Income (loss) from discontinued operations, net of taxes	160	—		160	(453)	(4,124)	(d)	(4,577)
Net earnings (loss)	$24,807	$(188,499)		$(163,692)	$91,050	$(198,134)		$(107,084)

Basic earnings (loss) per share
Earnings (loss) from continuing operations	$0.55	$(4.19)		$(3.64)	$2.03	$(4.31)		$(2.28)
Discontinued operations	—	—		—	(0.01)	(0.09)		(0.10)
Basic earnings (loss) per share	$0.55	$(4.19)		$(3.64)	$2.02	$(4.40)		$(2.38)
Basic average shares outstanding	45,016	45,016		45,016	45,042	45,042		45,042

Diluted earnings (loss) per share
Earnings (loss) from continuing operations	$0.55	$(4.19)		$(3.64)	$2.03	$(4.31)		$(2.28)
Discontinued operations	—	—		—	(0.01)	(0.09)		(0.10)
Diluted earnings (loss) per share	$0.55	$(4.19)		$(3.64)	$2.02	$(4.40)		$(2.38)
Diluted average shares outstanding	45,016	45,016		45,016	45,042	45,042		45,042

(a) Severance expense
(b) Charge for impairment of FCC licenses and local media goodwill
(c) Tax benefit of the impairment and restructuring charges
(d) Severance expense and the write-down of art and manuscript inventory and subscription acquisition costs, net of taxes

Table 4
Meredith Corporation and Subsidiaries
Supplemental Disclosures Regarding Non-GAAP Financial Measures

Special Items - The following table shows results of operations excluding special items and as reported with the difference being the special items. Results of operations excluding special items are non-GAAP measures. Management's rationale for presenting non-GAAP measures is included in the text of this earnings release.

Period Ended June 30, 2009	Three Months				Twelve Months
	Excluding Special Items	Special Items		As Reported	Excluding Special Items	Special Items		As Reported
(In thousands)
Revenues
National media group
Advertising	$133,528	$—		$133,528	$530,155	$—		$530,155
Circulation	69,723	—		69,723	280,809	—		280,809
Other revenues	80,115	—		80,115	323,297	—		323,297
Total national media group	283,366	—		283,366	1,134,261	—		1,134,261
Local media group
Non-political advertising	55,390	—		55,390	233,533	—		233,533
Political advertising	398	—		398	23,519	—		23,519
Other revenues	6,695	—		6,695	17,484	—		17,484
Total local media group	62,483	—		62,483	274,536	—		274,536
Total revenues	$345,849	$—		$345,849	$1,408,797	$—		$1,408,797

Operating profit (loss)
National media group	$47,679	$(1,731)	(a)	$45,948	$158,788	$(7,771)	(a)	$151,017
Local media group	6,176	(298,323)	(b)	(292,147)	42,562	(300,336)	(b)	(257,774)
Unallocated corporate	(6,390)	—		(6,390)	(27,391)	(980)	(c)	(28,371)
Income (loss) from operations	$47,465	$(300,054)		$(252,589)	$173,959	$(309,087)		$(135,128)

Depreciation and amortization
National media group	$3,590	$—		$3,590	$15,433	$—		$15,433
Local media group	6,193	—		6,193	25,181	—		25,181
Unallocated corporate	453	—		453	1,968	—		1,968
Total depreciation and amortization	$10,236	$—		$10,236	$42,582	$—		$42,582

EBITDA[1]
National media group	$51,269	$(1,731)	(a)	$49,538	$174,221	$(7,771)	(a)	$166,450
Local media group	12,369	(298,323)	(b)	(285,954)	67,743	(300,336)	(b)	(232,593)
Unallocated corporate	(5,937)	—		(5,937)	(25,423)	(980)	(c)	(26,403)
Total EBITDA[1]	$57,701	$(300,054)		$(242,353)	$216,541	$(309,087)		$(92,546)

1 EBITDA is earnings (loss) from continuing operations before interest, taxes, depreciation, and amortization.

(a) Severance expense for national media operations
(b) Impairment of FCC licenses and goodwill, write-down of assets due to consolidation of certain local media operations, and severance expense for local media operations
(c) Severance expense for corporate personnel

Table 5
Meredith Corporation and Subsidiaries
Supplemental Disclosures Regarding Non-GAAP Financial Measures

EBITDA
Consolidated EBITDA, which is reconciled to earnings (loss) from continuing operations in the following tables, is defined as earnings (loss) from continuing operations before interest, taxes, depreciation, and amortization.
Segment EBITDA is a measure of segment earnings (loss) before depreciation and amortization.

	Three Months Ended June 30, 2010				Twelve Months Ended June 30, 2010
	National Media	Local Media	Unallocated Corporate	Total	National Media	Local Media	Unallocated Corporate	Total
(In thousands)
Revenues	$288,004	$77,113	$—	$365,117	$1,105,368	$282,362	$—	$1,387,730

Operating profit	$46,191	$20,619	$(9,687)	$57,123	$167,423	$52,910	$(37,949)	$182,384
Depreciation and amortization	3,563	6,257	545	10,365	14,406	24,417	2,075	40,898
EBITDA	$49,754	$26,876	$(9,142)	67,488	$181,829	$77,327	$(35,874)	223,282
Less:
Depreciation and amortization				(10,365)				(40,898)
Net interest expense				(3,821)				(18,533)
Income taxes				(19,933)				(59,888)
Earnings from continuing operations				$33,369				$103,963

Segment EBITDA margin	17.3%	34.9%			16.4%	27.4%

	Three Months Ended June 30, 2009				Twelve Months Ended June 30, 2009
	National Media	Local Media	Unallocated Corporate	Total	National Media	Local Media	Unallocated Corporate	Total
(In thousands)
Revenues	$283,366	$62,483	$—	$345,849	$1,134,261	$274,536	$—	$1,408,797

Operating profit (loss)	$45,948	$(292,147)	$(6,390)	$(252,589)	$151,017	$(257,774)	$(28,371)	$(135,128)
Depreciation and amortization	3,590	6,193	453	10,236	15,433	25,181	1,968	42,582
EBITDA	$49,538	$(285,954)	$(5,937)	(242,353)	$166,450	$(232,593)	$(26,403)	(92,546)
Less:
Depreciation and amortization				(10,236)				(42,582)
Net interest expense				(4,771)				(20,121)
Income taxes				93,508				52,742
Loss from continuing operations				$(163,852)				$(102,507)

Segment EBITDA margin	17.5%	(457.7)%			14.7%	(84.7)%

Table 6
Adjusted EBITDA
Consolidated adjusted EBITDA, which is reconciled to earnings (loss) from continuing operations in the following tables, is defined as earnings (loss) from continuing operations before interest, taxes, depreciation, amortization, and impairment charge.
Segment adjusted EBITDA is a measure of segment earnings (loss) before depreciation, amortization, and impairment charge.

	Three Months Ended June 30, 2009				Twelve Months Ended June 30, 2009
	National Media	Local Media	Unallocated Corporate	Total	National Media	Local Media	Unallocated Corporate	Total
(In thousands)
Revenues	$283,366	$62,483	$—	$345,849	$1,134,261	$274,536	$—	$1,408,797

Operating profit (loss)	$45,948	$(292,147)	$(6,390)	$(252,589)	$151,017	$(257,774)	$(28,371)	$(135,128)
Depreciation and amortization	3,590	6,193	453	10,236	15,433	25,181	1,968	42,582
Impairment charge	—	294,529	—	294,529	—	294,529	—	294,529
Adjusted EBITDA	$49,538	$8,575	$(5,937)	52,176	$166,450	$61,936	$(26,403)	201,983
Less:
Depreciation and amortization				(10,236)				(42,582)
Impairment charge				(294,529)				(294,529)
Net interest expense				(4,771)				(20,121)
Income taxes				93,508				52,742
Loss from continuing operations				$(163,852)				$(102,507)

Segment adjusted EBITDA margin	17.5%	13.7%			14.7%	22.6%

Table 7
Meredith Corporation and Subsidiaries
Supplemental Disclosures Regarding Non-GAAP Financial Measures (Unaudited)

	2010		2009		Change
(In thousands)

Operating Expenses Reconciliation for the Year Ended June 30,
Operating expenses excluding special items	$1,198,626		$1,234,838		(3)%
Special items	6,720	(a)	309,087	(b)
Total operating expenses	$1,205,346		$1,543,925		(22)%

Operating Profit Reconciliation for the Six Months Ended June 30,
Operating profit excluding special items	$114,842		$90,825		26%
Special items	(1,250)	(c)	(300,054)	(b)
Total operating profit	$113,592		$(209,229)		NM

NM - Not meaningful

(a) Write-down of art and manuscript inventory, severance costs, write-down of subscription acquisition cost, and the impairment of an investment partially offset by the reversal of restructuring charges

(b) Severance expense and charge for impairment of FCC licenses and local media goodwill
(c) Severance costs and the impairment of an investment partially offset by the reversal of restructuring charges